Exhibit 10.16

Amendment No. 3 to Employment Agreement

This Amendment (this “Amendment”) to the Employment Agreement effective as of August 21, 2002 (the “Agreement”) is made by and between BankUnited Financial Corporation (the “Company”) and Ramiro Ortiz (“Executive”) and is effective as of this 19th day of November, 2003.

Recitals

WHEREAS, Section 4.6 of the Agreement states that, “Stock Option Compensation. Executive shall be granted options within sixty (60) days of the Commencement of the term of this Agreement to purchase 30,000 shares of the Company’s Class A Common Stock, at the market price of such stock at the date of grant, one-fifth (1/5) which shall vest each year, subject to performance goals established by the Compensation Committee. Executive shall also be eligible to participate in stock option, incentive compensation and other plans providing opportunities to receive additional compensation.” and

WHEREAS, the Company and the Executive have agreed to remove the requirement that the stock option grant under the Agreement be subject to performance goals set by the Compensation Committee;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

1.	Section 4.6 of the Agreement is hereby amended and restated in its entirety as follows:

“Stock Option Compensation. Executive shall be granted options within sixty (60) days of the Commencement of the term of this Agreement to purchase 30,000 shares of the Company’s Class A Common Stock, at the market price of such stock at the date of grant, one-fifth (1/5) which shall vest each year. Executive shall also be eligible to participate in stock option, incentive compensation and other plans providing opportunities to receive additional compensation.”

2.	Except as modified by this Amendment, all other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.

BankUnited Financial Corporation		Executive:

By:		By:

Name: Title:	Lawrence Blum Vice Chairman of the Board and Secretary	Name:	Ramiro Ortiz

ATTEST:

By:

Assistant Secretary

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